As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT Under The
Securities Act of 1933

MIDLAND STATES BANCORP, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	37-1233196 (I.R.S. Employer Identification No.)

1201 Network Centre Drive

Effingham, Illinois 62401

(Address of principal executive offices, including zip code)

Amended and Restated Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan

Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan

(Full title of the plans)

Douglas J. Tucker

Senior Vice President and Corporate Counsel

Midland States Bancorp, Inc.

1201 Network Centre Drive

Effingham, Illinois 62401

(Name and address of agent for service)

(217) 342-7321

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer ☒

Non-accelerated filer ☐

Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 550,000 shares of the Common Stock issuable pursuant to the Amended and Restated Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and an additional 100,000 shares of the Common Stock issuable pursuant to the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan,” and together with the Long-Term Incentive Plan, the “Plans”). In accordance with General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-231323), relating to securities issuable pursuant to the Plans, and the Registration Statement on Form S-8 (File No. 333-211693), relating to securities issuable pursuant to the Employee Stock Purchase Plan, are incorporated in this Registration Statement by this reference.

Item 8.	Exhibits.

Exhibit Number	Description

5.1*	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP

23.1*	Consent of Crowe LLP

23.2*	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP, special counsel to Midland States Bancorp, Inc. (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page hereto)

99.1	The Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2024)

99.2	The Amended and Restated Midland States Bancorp, Inc. 2019 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2024)

107.1*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Effingham, State of Illinois, on March 28, 2024.

MIDLAND STATES BANCORP, INC.

By:	/s/ Jeffrey G. Ludwig
Jeffrey G. Ludwig
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Jeffrey G. Ludwig and Eric T. Lemke, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on March 28, 2024.

Signature	Title

/s/ Jeffrey C. Smith	Chairman of the Board of Directors
Jeffrey C. Smith

/s/ Jeffrey G. Ludwig	President, Chief Executive Officer and Vice Chairman
Jeffrey G. Ludwig	(Principal Executive Officer)

/s/ Eric T. Lemke	Chief Financial Officer
Eric T. Lemke	(Principal Financial Officer)

/s/ Donald J. Spring	Chief Accounting Officer
Donald J. Spring	(Principal Accounting Officer)

/s/ R. Dean Bingham	Director
R. Dean Bingham

/s/ Gerald J. Carlson	Director
Gerald J. Carlson

Signature	Title

/s/ Jennifer L. DiMotta	Director
Jennifer L. DiMotta

/s/ Sherina M. Edwards	Director
Sherina M. Edwards

/s/ Deborah A. Golden	Director
Deborah A. Golden

/s/ Jerry L. McDaniel	Director
Jerry L. McDaniel

/s/ Jeffrey M. McDonnell	Director
Jeffrey M. McDonnell

/s/ Richard T. Ramos	Director
Richard T. Ramos

/s/ Robert F. Schultz	Director
Robert F. Schultz

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